EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 24, 2007 with respect to the financial statements of Pharmasset, Inc. included in the Annual Report on Form 10-K for the year ended September 30, 2007 which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned reports and to use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
June 18, 2008